UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Devon Energy Corporation (the “Company”) completed a merger transaction (the “Merger”) with WPX Energy, Inc. (“WPX”) on January 7, 2021, pursuant to which WPX became a wholly-owned subsidiary of the Company. In connection with the closing of the Merger, certain outstanding WPX restricted stock units previously granted to directors and employees of WPX were converted into corresponding restricted stock units with respect to shares of common stock of the Company (the “Converted RSUs”). Except with respect to any performance-based vesting condition (which were deemed satisfied based on actual performance as of the closing of the Merger), each Converted RSU continued to be governed by the same terms and conditions as were applicable to the corresponding WPX restricted stock unit prior to the Merger, which did not include any rights to dividends or dividend equivalents.

On December 1, 2021, the Board of Directors of the Company approved amending the terms of all outstanding Converted RSUs to entitle their holders, which include former directors and employees of WPX who joined the Company following the Merger, to dividend equivalent rights (“DERs”), including with respect to any dividends previously declared by the Company since the Merger (such amending action, the “Amendment”). Payment of any DERs to a holder will only occur if and after the underlying Converted RSUs vest according to their terms. Since the Company historically granted equity incentive awards with dividend rights or DERs, the Amendment will conform the treatment of this compensation practice between holders of the Converted RSUs and holders of the Company’s other equity incentive awards. In addition, the Amendment is intended to better align the interests of the holders of the Converted RSUs with the Company’s stockholders more generally through their shared participation in the Company’s “fixed plus variable” dividend strategy.

Along with and on the same terms as all other outstanding Converted RSUs, the Amendment amends the terms of the Converted RSUs held by the Company’s President and Chief Executive Officer, Richard E. Muncrief, who was the Chairman and Chief Executive Officer of WPX prior to the closing of the Merger. Subject to the terms of his outstanding Converted RSUs, the Amendment will entitle Mr. Muncrief to DERs of approximately $1.46 million in cash with respect to dividends declared in 2021 as well as DERs for any future dividends declared during the remaining vesting periods of his Converted RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date:    December 3, 2021